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
                              As filed with the Securities and Exchange Commission on August 13, 2001           (No. 333-46036)
==============================================================================================================================

                                                SECURITIES AND EXCHANGE COMMISSION
                                                      Washington, D.C. 20549


                                                           ------------


                                                  POST-EFFECTIVE AMENDMENT NO. 1
                                                            TO FORM S-4
                                                      REGISTRATION STATEMENT
                                                 Under The Securities Act of 1933
                                                           ------------

                                                          NUI CORPORATION
                                     (Exact name of co-registrant as specified in its charter)

             New Jersey                                    4932                                  22-3708029
-------------------------------------      -------------------------------------       -------------------------------
  (State or other jurisdiction of              (Primary Standard Industrial                   (I.R.S. Employer
   incorporation or organization)              Classification Code Number)                 Identification Number)

                                                           ------------

                                                        NUI UTILITIES, INC.
                                     (Exact name of co-registrant as specified in its charter)

             New Jersey                                    4924                                  22-1869941
-------------------------------------      -------------------------------------       -------------------------------
  (State or other jurisdiction of              (Primary Standard Industrial                   (I.R.S. Employer
   incorporation or organization)              Classification Code Number)                 Identification Number)

                                                           ------------

                      NUI Corporation                                        James R. Van Horn, Esq.
                    NUI Utilities, Inc.                                   Chief Administrative Officer,
                     550 Route 202-206                               General Counsel and Corporate Secretary
                       P.O. Box 760                                             550 Route 202-206
             Bedminster, New Jersey 07921-0760                                     P.O. Box 760
                      (908) 781-0500                                    Bedminster, New Jersey 07921-0760
                                                                                  (908) 781-0500
    (Address, including zip code, and telephone number,         (Name, address, including zip code, and telephone
     including area code, of co-registrants' principal          number, including area code, of agent for service)
                    executive offices)
                                                           ------------

                                                            Copies to:

           Gary E. Thompson, Esq.                   Elizabeth A. McClanahan, Esq.                  Jane Whitt Sellers, Esq.
             Hunton & Williams                         Penn, Stuart & Eskridge                         McGuireWoods LLP
        Riverfront Plaza, East Tower                     208 East Main Street                          One James Center
            951 East Byrd Street                       Abingdon, Virginia 24212                      901 East Cary Street
          Richmond, Virginia 23219                          (540) 628-5151                         Richmond, Virginia 23219
               (804) 788-8200                                                                           (804) 775-1000

==============================================================================================================================
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         Pursuant to the Registration Statement on Form S-4 (SEC File No.
333-46036)(the "Registration Statement"), (1) NUI Corporation, a New Jersey
corporation (formerly known as NUI Holding Company) (the "Company"), registered the offering and sale of 1,158,928 shares of its common stock, no par value (the
"Company Common Stock"), and (2) NUI Utilities, Inc. (formerly known as NUI
Corporation)("Utilities") registered the offering and sale of 1,158,928 shares of its common stock, no par value (the "Utilities Common Stock"). Shares of either Company Common Stock or Utilities Common Stock were issuable pursuant to an Agreement and Plan of Reorganization, dated as of June 13, 2000, by and among
Utilities, Virginia Gas Company ("Virginia Gas") and VGC Acquisition, Inc., a
wholly owned subsidiary of the Company ("Acquisition"), that provided for the merger of Virginia Gas with and into Acquisition (the "Merger").

         The Merger became effective on March 28, 2001. As of the effective time of the Merger, (A) 792,573 shares of Company Common Stock became issuable in exchange for shares of Virginia Gas common stock, and (B) 135,814 shares of Company Common Stock became issuable pursuant to the terms of warrants to purchase Virginia Gas common stock, which were converted into warrants to purchase Company Common Stock. No shares of Utilities Common Stock became issuable in the Merger. Accordingly, (1) the Company hereby removes from registration the remaining 230,541 shares of Company Common Stock registered under the Registration Statement, and (2) Utilities hereby removes from registration all 1,158,928 shares of Utilities Common Stock registered under the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, NUI CORPORATION has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedminster, State of New Jersey, on August 13, 2001.

                             NUI CORPORATION


                             By      /s/ John Kean, Jr.
                                ------------------------------------------------
                                     John Kean, Jr.
                                     President, Chief Executive Officer
                                     and Director  (principal executive officer)

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons on the 13th day of August, 2001, in the capacities indicated.

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                  Signature                                                     Title
                  ---------                                                     -----
                    /s/ John Kean, Jr.                         President, Chief Executive Officer
-----------------------------------------------------------    and Director (principal executive officer)
                      John Kean, Jr.


                      /s/ John Kean                                            Chairman and Director
-----------------------------------------------------------
                        John Kean


                  /s/ A. Mark Abramovic                        Senior Vice President, Chief Operating
-----------------------------------------------------------    Officer and Chief Financial Officer (principal
                    A. Mark Abramovic                          financial and accounting officer)

                                                                                      Director
-----------------------------------------------------------
                   Dr. Vera King Farris


                   /s/ James J. Forese                                                Director
-----------------------------------------------------------
                     James J. Forese


                  /s/ J. Russell Hawkins                                              Director
-----------------------------------------------------------
                    J. Russell Hawkins
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
                    /s/ Bernard S. Lee                                                Director
-----------------------------------------------------------
                      Bernard S. Lee


                    /s/ R. V. Whisnand                                                Director
-----------------------------------------------------------
                      R. V. Whisnand


                    /s/ John Winthrop                                                 Director
-----------------------------------------------------------
                      John Winthrop
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

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, NUI UTILITIES, INC. has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedminster, State of New Jersey, on August 13, 2001.

                            NUI UTILITIES, INC.


                            By       /s/ John Kean, Jr.
                               -------------------------------------------------
                                     John Kean, Jr.
                                     President, Chief Executive Officer
                                     and Director  (principal executive officer)

                  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons on the 13th day of August, 2001, in the capacities indicated.

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
                  Signature                                                     Title
                  ---------                                                     -----
                    /s/ John Kean, Jr.                         President, Chief Executive Officer
-----------------------------------------------------------    and Director (principal executive officer)
                      John Kean, Jr.


                      /s/ John Kean                            Chairman and Director
-----------------------------------------------------------
                        John Kean


                  /s/ A. Mark Abramovic                        Senior Vice President, Chief Operating
-----------------------------------------------------------    Officer and Chief Financial Officer (principal
                    A. Mark Abramovic                          financial and accounting officer)
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